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                                                               Exhibit (j)(1)(x)

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 84 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 22, 2003, relating to the financial statements and financial highlights appearing in the June 30, 2003 Annual Reports to Shareholders of the PEA Growth Fund, PEA Value Fund, PEA Renaissance Fund, PEA Growth & Income Fund, PEA Target Fund, PEA Opportunity Fund, PEA Innovation Fund, CCM Focused Growth Fund, CCM Capital Appreciation Fund, CCM Mid-Cap Fund, CCM Emerging Companies Fund (formerly the Micro-Cap Fund), NFJ Equity Income Fund, NFJ Basic Value Fund, NFJ Small-Cap Value Fund, NFJ International Value Fund, NFJ Large-Cap Value Fund, PPA Tax-Efficient Structured Emerging Markets Fund, Asset Allocation Fund, Balanced Value Fund, Core Equity Fund, Disciplined Value Fund, International Value Fund, Large-Cap Value Fund, Mid-Cap Value Fund, Small-Cap Value Fund, NACM Core Equity Fund, NACM Flex-Cap Value Fund, NACM Global Fund, NACM Growth Fund, NACM International Fund, NACM Pacific Rim Fund, NACM Value Fund, RCM Large-Cap Growth Fund, RCM Tax-Managed Growth Fund, RCM Mid-Cap Fund, RCM Global Small-Cap Fund, RCM Global Technology Fund, RCM International Growth Equity Fund, RCM Emerging Markets Fund, RCM Europe Fund, RCM Biotechnology Fund and RCM Global Healthcare Fund (each a Fund of PIMCO Funds: Multi-Manager Series) and our report dated August 29, 2003, relating to the financial statements and financial highlights appearing in the June 30, 2003 Annual Report to Shareholders of the RCM Small-Cap Fund (a Fund of the PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri
October 31, 2003